Exhibit 99.1

Tidewater to Present at the Capital One Southcoast 2008 Energy Conference

NEW ORLEANS, November 25, 2008 –Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Capital One Southcoast 2008 Energy Conference in New Orleans, Louisiana, on Monday, December 8, 2008, at approximately 1:00 p.m. CDT. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenters.

Tidewater Inc. owns 437 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.